UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

1.  Amendment of 1989 Non-Qualified Stock Option Plan.

At the Annual Meeting of Stockholders of Family Dollar Stores, Inc. (the “Company”), held on January 20, 2005, the stockholders of the Company approved an amendment to the Company’s 1989 Non-Qualified Stock Option Plan (the “Plan”).  The Plan, as amended, will extend the time period for vesting and exercise of certain stock options which are held by qualifying optionees upon their retirement from employment with the Company, subject to the terms and conditions of the Plan to which reference is made for a complete statement of the Plan terms.  A copy of the amended Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.   Reference is made to the amended Plan and to the Company’s Proxy Statement with respect to the Annual Meeting, as filed with the Securities and Exchange Commission on November 29, 2004.

2.  Modification of Directors’ Compensation.

By action of the Board of Directors of the Company taken at a meeting held on January 20, 2005, and effective as of such date, the compensation of the directors of the Company who are not employees of the Company was established as follows:  (i) Directors shall be paid a fee of $3,500.00 per meeting for each meeting of the Board of Directors attended by them; (ii) Directors shall be paid a fee of $750.00 per meeting for each meeting of the Nominating/Corporate Governance Committee, Compensation Committee and/or the Audit Committee of the Board of Directors attended by them; (iii) Directors shall be reimbursed for all reasonable expenses incurred by them in connection with attendance at any meeting of the Board or its Committees and for other travel and expenses incurred in connection with their duties as Directors of the Company; (iv) Directors shall receive an annual grant of Common Stock of the Company pursuant to the Company’s 2000 Outside Directors Stock Plan; (v) the Chairman of each of the Nominating/Corporate Governance Committee and/or the Compensation Committee of the Board of Directors shall receive an additional fee of $250 per meeting for each meeting of such Committee attended by them; (vi) the Chairman of the Audit Committee of the Board of Directors shall receive an additional fee of $500 per meeting for each meeting of such Committee attended by him or her; (vii) the Lead Director of the Company shall be paid an additional fee of $1,000 for each meeting of the Board of Directors attended by him or her; and (viii) all fees set forth above for attendance at any meeting of the Board or of the designated Committees of the Board shall be paid for attendance at such meeting whether such attendance is in person or by telephonic conference call.   These compensation terms are unchanged from the prior year with the exception of the additional meeting fees payable to the Chairs of the Committees and to the Lead Director.  There is no written agreement with respect to the payment of directors’ compensation.  A copy of the resolution approving the terms of the compensation described above is attached as Exhibit 10.2 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01   Other Events.

On January 20, 2005, the Company announced that its quarterly cash dividend, payable April 15, 2005, would be increased to $.09 1/2 per share.  A copy of the press release issued by the Company is attached hereto as Exhibit 99 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)	Exhibits

	10.1 10.2	Family Dollar Stores, Inc. 1989 Non-Qualified Stock Option Plan Resolution of the Board of Directors of Family Dollar Stores, Inc. adopted January 20, 2005

	99	News Release dated January 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: January 21, 2005	By:	/s/ George R. Mahoney, Jr.
George R. Mahoney, Jr. Executive Vice President-General Counsel

Exhibit Index

Exhibit No.	Item

10.1	Family Dollar Stores, Inc. 1989 Non-Qualified Stock Option Plan

10.2	Resolution of the Board of Directors of Family Dollar Stores, Inc. adopted January 20, 2005

99	News Release dated January 20, 2005